                                                          Confidential Treatment
                                                          Exhibit 10.11

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO REGISTRANT'S APPLICATION OBJECTING TO DISCLOSURE AND REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 406. THE OMITTED PORTIONS HAVE BEEN MARKED WITH BRACKETS.

                               CONTRACT OF SALE

     This Contract of Sale is entered into as of December 5, 1996, by and between Chevron Chemical Company ("Chevron"), a Delaware corporation, and SP Acquisition Co. ("SPAC"), a Delaware corporation, StyroChem International Inc. ("SPI"), a Texas corporation, and StyroChem International Ltd. ("SPL"), a Quebec corporation ("SPAC", "SPI" and "SPL" are collectively referred to as "Purchaser").

     Chevron agrees to sell and deliver and Purchaser agrees to purchase and accept delivery of Product described below, in the quantities and during the period set forth in this Contract of Sale.

1. The Product to be sold and delivered shall be Styrene Monomer meeting the specifications set forth in Exhibit A.

2. (a) The quantity of Product to be sold and delivered hereunder shall be a minimum of 120,000,000 pounds and a maximum of 150,000,000 pounds per calendar year, the exact quantity within said range at Purchaser's option. The foregoing Product quantities shall be prorated for part calendar years, if any, during the term of this Agreement. Purchaser shall nominate the quantity of Product within said range for the calendar year in question by providing Chevron written notice prior to [ ] of the preceding calendar year.

In no event shall the annual nominated quantity under Section 2.(a) for the calendar year in question be less than the lower of (i) the Product quantity nominated by Purchaser under Section 2.(a) for the preceding calendar year, plus the Excess Quantity, if any, which Chevron agrees to supply under Section 2.(b) below for the preceding calendar year; or (ii) Purchaser's Product requirements for the calendar year in question; provided, however, that Chevron shall have the option of declining to supply Purchaser's nominated quantities in excess of 150,000,000 pounds. Chevron shall notify Purchaser in writing concerning whether or not it shall supply Purchaser with quantities in excess of 150,000,000 pounds within thirty (30) days of receipt of Purchaser's nomination.

     (b) Chevron shall have the option of supplying all of Purchaser's annual Product requirements in excess of 150,000,000 pounds ("Excess Quantity"). Purchaser shall nominate the Excess Quantity, if any, by giving Chevron written notice prior to [ ] of the calendar year preceding the calendar year in question. Within thirty (30) days of receipt of said notice, Chevron shall notify Purchaser in writing concerning whether or not it shall supply Purchaser with said "Excess Quantity".

3. The Product shall be delivered to Purchaser FOB (as defined in the Texas Uniform Commercial Code) St. James, Louisiana. Delivery as used herein shall be defined to occur when the Product passes from Chevron's delivery line at St. James into the tankage of Purchaser's carrier.

4. Chevron shall be responsible for arranging for the shipment of Product from St. James, Louisiana to Purchaser's facilities in Fort Worth, Texas and Montreal, Quebec, as designated by Purchaser, and Purchaser shall be responsible for the cost of such shipment. The parties agree that if the aggregate actual cost of shipment incurred by Purchaser in any month ("Actual Shipping Cost") exceeds the "Freight Allowance" (as defined below) for shipment of Product to Purchaser's facilities at

Fort Worth, Texas and Montreal Quebec, then Chevron shall promptly reimburse Purchaser for the total amount of such excess. For purposes of this Agreement, the "Freight Allowance" for shipments of Product from St. James, Louisiana to Purchaser's facilities in Fort Worth, Texas shall be [ ] U.S. cents per pound ("cpp") of Product, and the "Freight Allowance' for shipments to Purchaser's facility in Montreal, Quebec shall be [ ] Canadian cents per pound. These Freight Allowances shall be readjusted on [ ], 1997 and each anniversary thereafter in accordance with the Rail Cost Adjustment Factor (RCAF), Unadjusted Increase Scale, as published by the American Association of Railroads. If, however, during the term hereof there shall cease to be any merchant marketers of Product manufactured in Sarnia, Ontario, the "Freight Allowance" with respect to shipments to Purchaser's facility in Montreal, Quebec shall be changed to an amount equal to the lowest rail shipping cost available to Purchaser from the closest merchant marketer of Product, and subsequently adjusted in accordance with the immediately preceding sentence.

5. (a) Chevron shall invoice Purchaser for all shipments of Product made during a given month at the end of each month.

     (b) During the first [ ] months of this Agreement, payment shall be due for invoiced Product and Purchaser shall pay Chevron therefor in immediately available U.S. dollars in accordance with following schedule:

                    Period                   Payment Terms
                    ------                   -------------

               Months [  ]                   [  ] days from date of invoice
               Months [  ]                   [  ] days from date of invoice
               Months [  ]                   [  ] days from date of invoice
               Months [  ]                   [  ] days from date of invoice

Commencing with the [ ] month of this Agreement, payment shall be due on or before [ ] days from the date of invoice in immediately available U.S. dollars. Purchaser shall make payment hereunder by wire transfer for SPL, and by check for SPI.

     (c) In the event Purchaser is unable to make payments when due or becomes insolvent, Chevron may, in its discretion, require payment to be made on a C.O.D. basis.

6. (a) Purchaser shall place firm orders for Product to be shipped by Chevron at least forty-five (45) days prior to the date of a requested shipment. Chevron will accept reasonable changes in said quantities if advised thereof within fifteen (15) days after the date of initial order placement. Chevron will exert reasonable efforts to accommodate changes requested by Purchaser within twenty-one (21) days of the initial order placement unless said order has been shipped. Chevron shall advise Purchaser of its inability to fill any order within five (5) business days of placement; otherwise Chevron shall be deemed to have accepted the order. For those purchase orders where Chevron does not satisfy the conditions thereof for any reason, Purchaser will have the right to place such orders with a third party. With respect to such orders placed by Purchaser with a third party (other than orders Chevron does not satisfy because
(i) such order was materially changed by Purchaser more than fifteen (15) days after the initial placement of such order; (ii) such order is in excess of the "Minimum Reserved Capacity" as specified in Section 6.(b) below; or (iii) Chevron is unable to satisfy such order due to the occurrence of an event described in Section 16.(a) below), Chevron will pay to Purchaser an amount, if any, that Purchaser paid to such third party for such order in excess of the price that would have been paid to Chevron for such order pursuant hereto if Chevron had satisfied such order, such orders placed by Purchaser with a third party shall be deemed placed with Chevron for purposes of
Section 10 below.

     (b) During each month of each calendar year of this Agreement, Chevron will reserve a portion of its manufacturing capacity for purchases of Product by Purchaser in an amount equal to 1/11th of the quantity to be sold and delivered for said calendar year as determined under Section 2 above ("Minimum Reserved Capacity"). Should Purchaser desire to place orders in any month for Product that in the aggregate exceed the Minimum Reserved Capacity for such month, Chevron will attempt to satisfy the excess requirement to Purchaser's satisfaction if in Chevron's reasonable judgment such can be done without disrupting its manufacturing process and/or create the inability to fulfill commitments to its other customers.

     (c) Purchaser and Chevron may agree from time to time to discuss possible revisions to the Minimum Reserved Capacity; provided, however, neither Chevron nor Purchaser will be obligated to agree to any revisions to the Minimum Reserved Capacity.

7. Performance under this Agreement shall commence on the date first written above for an initial term of seven (7) years and continue for successive annual terms thereafter unless terminated by either party giving the other at least twelve (12) months prior written notice, which termination shall be effective at the end of the initial term or any annual extension thereof.

8. Title to the Product and risk of loss therefor shall pass from Chevron to Purchaser upon tender of delivery of the Product to Purchaser at St. James, Louisiana.

9. The purchase price to be paid for each pound of Product purchased by Purchaser hereunder shall be the "Market Price", less a "Discount".

     (a) For purposes of this Agreement, the "Market Price" shall be calculated as follows:

           Market Price = ([ ] x Styrene Contract) + ([ ] x [Styrene Spot + [ ] cpp]), where

               "Styrene Contract" shall be the U.S. Styrene Market contract price in cpp for the month of delivery as published in CMAI's month-end Monomers Market Report, and shall be the low-end of the
                         ----------------------
               values if a range is published; and

               "Styrene Spot" shall be U.S. Styrene Market spot price in cpp for the month of delivery as published in CMAI's month-end Monomers
                                                                      --------
               Market Report, and shall be the average of the values if a range
               -------------
               is published.

     In no event, however, shall the Market Price for the month of delivery exceed the value of "Styrene Contract" for said month as determined above.

     (b) For purposes of this Agreement, the "Discount" shall be calculated as follows:

          (i)    When the Market Price is [  ] cpp or above:

                    Discount = [ ] cpp + [ ] (Market Price -[ ] cpp), but in no event shall the Discount exceed the greater of:

                      (aa) [  ] cpp; or

                      (bb) Market Price - ([{Bz x [  ]}+{Eth x [  ]}]+
                           [  ]), where

                           "Bz" is the U.S. Gulf Coast (FOB) Benzene contract price in cents per gallon (before any discounts), plus a freight allowance of [ ] cents per gallon, plus superfund, if any, for the month of delivery. The U.S. Gulf Coast (FOB) Benzene contract price, before freight allowances and superfund, shall be deemed equal to the U.S. Benzene contract price published for the month in question in CMAI's month-end Monomers Market Report, and shall be the low-end
                               ----------------------
                           of the values if a range is published; and

                           "Eth" is the U.S. Gulf Coast Ethylene contract price in cpp (before any discounts, plus a [ ] cpp delivery charge, plus superfund, if any, for the month of delivery. The U.S. Gulf Coast Ethylene contract price, before delivery charges and superfund, shall be deemed equal to the U.S. Ethylene contract price published for the month in question in CMAI's month-end Monomers Market Report, and shall be
                                            ----------------------
                           the low-end of the values if a range is published.

          (ii) When Market Price is greater than [ ] cpp but less than [ ] cpp:

                    Discount = [  ] cpp

          (iii)  When Market Price is less than or equal to [  ] cpp:

                    Discount = [ ] cpp - [ ]([ ]cpp - Market Price), but in no event shall the Discount be less than [ ] cpp or more than [ ] cpp.

     (c) The purchase price shall be adjusted each month during the term of this Agreement based upon the changes in the Market Price and the factors used in determining the Discount.

10. Upon the purchase of a minimum of 120,000,000 pounds of Product during any calendar year, and provided Purchaser has complied with its obligations hereunder, including, but not limited to, making payments when due pursuant to
Section 5 above, Purchaser shall be eligible for a rebate on all pounds purchased during said calendar year in accordance with the following Schedule A:

                                  Schedule A
                                  ----------

               Quantity (lbs)                          Rebate (cpp)
               --------------                          ------------
         [  ]        to [  ]                               [  ]
         [  ]        to [  ]                               [  ]
         [  ]        to [  ]                               [  ]
         [  ]        and above                             [  ]

Rebates according to Schedule A are not cumulative and Purchaser shall be entitled to a rebate for the entire quantity of Product purchased during said calendar year at only one rebate rate.

A provisional rebate, which rebate shall be based upon the Product quantity ("Quantity") to be sold and delivered for the calendar year in question pursuant to Section 2 above, may be extended to Purchaser in the form of a credit issued at the end of any calendar quarter in which Purchaser meets the minimum year-to-date ("Y/D") purchase requirements for said quarter in accordance with the following Schedule B:

                                  Schedule B
                                  ----------

            Calendar Quarter (Q)             Minimum Y/D Requirements
            --------------------             ------------------------
                   1st Q                         [  ]% of Quantity
                   2nd Q                         [  ]% of Quantity
                   3rd Q                         [  ]% of Quantity
                   4th Q                         [  ]% of Quantity

If Purchaser fails to meet the minimum Y/D purchase requirements for any calendar quarter(s), Purchaser shall not receive the provisional rebate at the end of said quarter(s). Thereafter if Purchaser meets the minimum Y/D purchase requirements for a succeeding calendar quarter, Purchaser shall receive the provisional rebate at the end of the quarter in question for (a) Product purchases during said quarter; and (b) Product purchases during the previous quarter(s) which were not eligible for the provisional rebate according to Schedule B.

The balance of the rebate, if any, for which Purchaser qualifies for according to Schedule A shall be paid in the form of a credit issued at the end of the calendar year in question when final quantities are determined. In the event Purchaser fails to purchase the requisite Quantity upon which the provisional rebate is based, Chevron shall adjust Purchaser's account for the provisionally extended rebate which Purchaser received but failed to qualify for. See Exhibit B.

11. Purchaser shall provide and license Purchaser's EPS technology to Chevron for the manufacture, use and sale of EPS within the Asia/Pacific Region (Australia, China, Hong Kong, India, Indonesia, Japan, Korea (South), Malaysia, New Zealand, Pakistan, Philippines, Singapore, Taiwan, and Thailand) on a nonexclusive, royalty-free basis. Pursuant to the terms of such license, Purchaser shall grant to Chevron an immunity from suit for infringement of Purchaser's patent rights pertaining to said EPS technology and said immunity shall be extended to Chevron's EPS customers and affiliates.

If Chevron requests detailed engineering and design assistance from Purchaser with respect to said technology, Purchaser shall furnish same and be reimbursed for its reasonable costs in doing so.

12. In addition to the price provided herein, Purchaser shall pay Chevron an amount equal to any tax, duty (including dumping duty), or other charge (including Superfund levies or the like), unless measured by net income, assessed on Chevron and related to sales made pursuant to this Agreement or to the transportation, production, or use of the Product or source materials thereof. Any personal property taxes assessed upon the value of the Product shall be paid by the party having title thereto at the time such taxes are assessed.

13. (a) Chevron warrants that, at the time of delivery, the Product will meet the specifications in Exhibit A in all material respects.

     (b) EXCEPT AS SET FORTH IN SECTION 13.(a) ABOVE, CHEVRON DOES NOT MAKE, AND EXPRESSLY DISCLAIMS, AND PURCHASER EXPRESSLY WAIVES ANY OTHER WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, REGARDLESS OF WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, OR ALLEGEDLY ARISING FROM ANY USAGE OF ANY TRADE OR FROM ANY COURSE OF DEALING.

     (c) PURCHASER'S SOLE AND EXCLUSIVE REMEDIES FOR LOSS, DAMAGE OR EXPENSE INCURRED BY PURCHASER (EITHER DIRECTLY OR AS RESULT OF ANY CLAIMS OR ACTIONS AGAINST PURCHASER BY ANY THIRD PARTY) BASED ON OR DUE TO BREACH OF CHEVRON'S WARRANTY HEREUNDER ARE AS FOLLOWS:

          (i) With respect to any and all claims, damages, liabilities, costs and expense, including court costs and attorneys fees, incurred by Purchaser based upon, arising out of or otherwise in respect of any breach of warranty made by Chevron in Section 13.(a) above, CHEVRON, AT PURCHASER'S OPTION, WILL REPLACE THE NONCONFORMING PRODUCT OR REFUND THE PURCHASE PRICE FOR SUCH PRODUCT, AND REIMBURSE PURCHASER FOR ITS OUT OF POCKET COSTS AND EXPENSES RELATED TO SUCH BREACH OF WARRANTY, INCLUDING LABOR, MATERIAL AND OTHER OUT OF POCKET COSTS INCURRED BY PURCHASER IN CONNECTION WITH THE REPLACEMENT OF EPS PRODUCT MANUFACTURED BY PURCHASER USING NONCONFORMING PRODUCT. In no event shall Chevron's total liability hereunder with respect to damages incurred directly by Purchaser exceed the foregoing.

          (ii) With respect to any and all claims or actions of third parties against Purchaser based upon, arising out of or otherwise in respect of any breach of any warranty made by Chevron in Section 13.(a) above, Chevron agrees to indemnify Purchaser pursuant to Section 14 below.

14. CHEVRON AGREES TO INDEMNIFY AND HOLD PURCHASER HARMLESS FROM AND AGAINST ANY CLAIM, SUIT, JUDGMENT, DAMAGE, COST OR EXPENSE, INCLUDING REASONABLE ATTORNEYS' FEES, ASSERTED BY A "THIRD PARTY" (AS DEFINED BELOW) AGAINST PURCHASER TO THE EXTENT SUCH ARISES OUT OF "CHEVRON'S RESPONSIBILITY" (AS DEFINED BELOW). PURCHASER AGREES TO INDEMNIFY AND HOLD CHEVRON HARMLESS FROM AND AGAINST ANY CLAIM, SUIT, JUDGMENT, DAMAGE, COST OR EXPENSE, INCLUDING REASONABLE ATTORNEYS' FEES, ASSERTED BY ANY THIRD PARTY AGAINST CHEVRON TO THE EXTENT SUCH ARISES OUT OF "PURCHASER'S RESPONSIBILITY" (AS DEFINED BELOW). As used herein, the term "Third Party" with respect to any party shall include employees, contractors and agents of such party, but shall not include any parent, subsidiary or affiliated company of such party that is more than fifty percent (50%) owned (directly or indirectly) by such party or such party's ultimate parent company. As used herein, the term "Chevron's Responsibility" shall mean (a) any failure of Product to conform to the specifications provided in Exhibit A when delivered to Purchaser and (b) all risk with respect to the handling and use of Product prior to delivery to Purchaser. As used herein, the term "Purchaser's Responsibility" shall mean all risk with respect to the handling and use of Product after delivery to Purchaser other than any risk arising from Chevron's Responsibility.

15. (a) Product may be or become hazardous. Purchaser acknowledges that it is familiar with, and shall take all steps necessary to inform, warn, and familiarize its employees, agents, customers, and contractors who may handle the Product, of all hazards pertaining to and proper procedures for safe use of the Product and of the containers or equipment in which the Product may be handled, shipped, or stored. Purchaser also undertakes to label as appropriate any materials which it makes or resells that include Product.

     (b) PURCHASER SHALL INDEMNIFY, DEFEND, AND HOLD CHEVRON HARMLESS FROM AND AGAINST ANY CLAIM, LIABILITY, OR EXPENSE, INCLUDING, BUT NOT LIMITED TO, INJURY OR DEATH OF PURCHASER'S EMPLOYEES, DIRECTLY OR INDIRECTLY ARISING FROM PURCHASER'S FAILURE TO SO INFORM, WARN, AND FAMILIARIZE ITS EMPLOYEES, AGENTS, CUSTOMERS, AND CONTRACTORS, EXCEPT TO THE EXTENT THAT THE CLAIM, LIABILITY, OR EXPENSE IS CAUSED BY THE FAILURE OF THE PRODUCT TO MEET THE SPECIFICATIONS IN EXHIBIT A WHEN DELIVERED TO PURCHASER; AND THESE UNDERTAKINGS APPLY IN FULL MEASURE WHETHER OR NOT IS ALLEGED OR PROVED THAT CHEVRON WAS ACTIVELY OR PASSIVELY NEGLIGENT OR AT FAULT OR LIABILITY WITHOUT FAULT IS SOUGHT TO BE IMPOSED ON CHEVRON EXPENSES AS USED HEREIN SHALL INCLUDE REASONABLE ATTORNEYS' FEES.

16. (a) Neither party shall be in breach of its obligations hereunder to the extent that performance is prevented or delayed by (i) any cause beyond the reasonable control of the party concerned, including, but not limited to, shortage in raw material, transportation, power, manufacturing capacity, etc., or the Product itself from Chevron's then-contemplated source of supply; (ii) labor disturbance, whether or not involving the employees of the party concerned or otherwise, and whether or not the disturbance could be settled by acceding to the demands of a labor group; or (iii) compliance with a request or order of a person purporting to act on behalf of any government or governmental department or agency (including but not limited to EPA and OSHA).

     (b) Whenever performance is so affected by such a contingency, Chevron may reduce deliveries in a manner that fairly apportions the consequences of the contingency among all Chevron's customers (including affiliates or internal needs). Chevron shall not be required to purchase Product from third parties in order to comply with this Section but Chevron may do so in its sole discretion.

     (c) Performance will be excused as provided above even though the occurrence of the contingency in question may have been foreseen or foreseeable at the time of contracting or may subsequently become foreseeable.

     (d) Quantities not purchased or sold due to the provisions of the Section need not be made up later.

     (e) If any law, regulation, or other governmental action requires Chevron to reduce any price in effect under this Agreement or prevents Chevron from increasing the price pursuant to Section 9 above, Chevron may cancel from this Agreement the quantities of Product so affected.

     (f) Nothing in this Section shall excuse Purchaser from its obligations to make payments when due.

17. This Agreement, together with Exhibits A, B and C attached hereto, supersedes all prior understanding, drafts, discussions, or statements, whether oral or in writing, express or implied, dealing with the same subject matter. It constitutes a final written expression of all of the terms of this Agreement and is a complete and exclusive statement of those terms. It may not be amended or modified in any manner except by a written agreement signed by both parties that expressly amends this Agreement. The terms and conditions of any purchase orders used in placing orders for Product in conflict with the terms of this Agreement shall be of no force or effect. No delay on the party of a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of either party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

18. No rights or obligations under this Agreement may be assigned without the prior written consent of the other party.

19. Any questions concerning the interpretation and enforcement of this Agreement shall be governed by the domestic law of the State of Texas, without regard to the principles of the conflicts of laws.

20. Neither party shall give any director, employee, or representative of the other party any commission, fee, rebate, gift, or entertainment of significant cost or value in connection with this Agreement or enter into any other business arrangement with any director, employee, or representative of the other, without prior written notification to the other party. Any representative(s) authorized by either party may cause an audit of any and all records of the other party as necessary and proper to verify that there has been compliance with this Section.

21. All notices, requests, demands, and other communications required or permitted to be given or made hereunder by any party hereto shall be in writing and shall be deemed to have been duly given if delivered personally or transmitted by first class registered or certified mail, postage prepaid, return receipt requested, or sent by prepaid overnight delivery service, or sent by cable, telegram, or facsimile to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

If to Chevron:                          If to Purchaser:
  1301 McKinney Street                    c/o Wincup
  Houston, Texas 77010                    7980 West Buckey Road
  Attention: Andrew Singer                Phoenix Arizona 85043
  Facsimile: (713) 754-2016               Attention: Don Rogalski
                                          Facsimile: (602) 936-4376

22. The Option Agreement dated as of February 25, 1994 by and among Chevron Chemical Company and Richard Davidovich and SP Acquisition Company shall terminate in accordance with that certain Termination of Option, effective as of December, 1996, a copy of which is attached hereto as Exhibit C.

23. Purchaser shall provide Chevron with monthly and quarterly financial statements including income, balance sheet and cash flow analysis. Purchaser shall provide Chevron with audited financial statements annually.

In WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its representatives thereunto duly authorized, all as of the date set forth above.

SP ACQUISITION CO.                      CHEVRON CHEMICAL COMPANY

By:[SIGNATURE APPEARS HERE]            By: /s/ William E. Schultz
   ______________________                  ----------------------

Title:    President                     Title: General Manager, BTX/Styrene
      -------------------                     -------------------

Date:  December 5, 1996                 Date:  December 4, 1996
     --------------------                    --------------------

STYROCHEM INTERNATIONAL INC.            STYROCHEM INTERNATIONAL LTD.

By:[SIGNATURE APPEARS HERE]             By:[SIGNATURE APPEARS HERE]
   ----------------------                  ----------------------

Title:    President                     Title:    President
      -------------------                     -------------------

Date:  December 5, 1996                 Date:  December 5, 1996
     --------------------                    --------------------

                                EXHIBIT A

                                 [LOGO OF CHEVRON U.S. CHEMICALS APPEARS HERE]


                                                               P.O. Box 3766
                                                               Huston, TX 77253

                             TECHNICAL DATA SHEET

                            CHEVRON STYRENE MONOMER

                                                            SALES SPECIFICATION*
                                                            ---------------------             TYPICAL
SPECIFICATION PROPERTIES           TEST METHOD              MINIMUM       MAXIMUM             VALUES*
------------------------           -----------              -------       -------             ------
Purity, Wt. %                      ASTM D-5135               99.90           --                99.93
Ethylbenzene, ppm                  ASTM D-5135                 --            85                  45
Color                              ASTM D-1209                 --            10                   8
Polymer Content, ppm               ASTM D-2121                 --            10                   1
Inhibitor (t-Butyl Catechol):
  ppm a                            ASTM D-4590                 10            15                  13
Aldehydes
  (as Benzaldehyde), ppm           ASTM D-2119                 --           200                  20
Peroxides (as H/2/O/2/), ppm       ASTM D-2340                 --           100                   5
Benzene, ppm                       ASTM D-3962M                --            1          less than 1

Typical Properties
------------------

Chlorides, ppm                  Chevron SM-350-16              --             --        less than 1
Sulfur, ppm                     Chevron SM-350-16              --             --        less than 1
Flash, TCC, degrees C,              ASTM D-56                  --             --                 31
  (degrees F)                                                                                   (88)


a - Applies to all methods of shipments unless additional inhibitor is specified.
b - Subject to change without notice.

                                   EXHIBIT B

Example:  Assume for calendar year 1997, Purchaser nominates [         ] pounds
pursuant to Section 2.(a) above; and an additional [        ] pounds pursuant to
Section 2.(b) above, which "Excess Quantity" Chevron agrees to deliver,
totaling [         ] pounds of Product. In accordance with Schedule A under
Section 10 above, Purchaser's provisional rebate, if any, shall be [  ] cpp.


                                  Scenario A
                                  ----------

               Minimum Y/D Requirements    Actual Y/D Purchases    Provisional Rebate Credited
               ------------------------    --------------------    ---------------------------
     1st Q        [           ] lbs.         [            ] lbs.            [        ]
     2nd Q        [           ] lbs.         [            ] lbs.            [        ]
     3rd Q        [           ] lbs.         [            ] lbs.            [        ]
     4th Q        [           ] lbs.         [            ] lbs.            [        ]

                                  Scenario B
                                  ----------

               Minimum Y/D Requirements    Actual Y/D Purchases    Provisional Rebate Credited
               ------------------------    --------------------    ---------------------------
     1st Q        [           ] lbs.         [            ] lbs.            [        ]
     2nd Q        [           ] lbs.         [            ] lbs.            [        ]
     3rd Q        [           ] lbs.         [            ] lbs.            [        ]
     4th Q        [           ] lbs.         [            ] lbs.            [        ]

Under Scenario B, since Purchaser purchased only [ ] pounds of Product during calendar year 1997, Purchaser qualified for a rebate in the amount of [ ] cpp under Section 10's Schedule A, not the provisional rebate of [ ] cpp. Accordingly, Purchaser's account shall be debited at the end of calendar year 1997 in the amount of [ ] which represents the difference between the rebate provisionally extended Purchaser and the rebate which Purchaser qualified for based upon actual purchases for said year.

                                  Scenario C
                                  ----------

               Minimum Y/D Requirements    Actual Y/D Purchases    Provisional Rebate Credited
               ------------------------    --------------------    ---------------------------
     1st Q        [           ] lbs.         [            ] lbs.            [        ]
     2nd Q        [           ] lbs.         [            ] lbs.            [        ]
     3rd Q        [           ] lbs.         [            ] lbs.            [        ]
     4th Q        [           ] lbs.         [            ] lbs.            [        ]

Under Scenario C, since Purchaser purchased only [         ] pounds of Product
during calendar year 1997, Purchaser qualified for a rebate in the amount of
[ ] cpp, not the provisional rebate of [ ] cpp. Accordingly, Purchaser's account shall be credited at the end of calendar year 1997 in the amount of
[       ] which represents the balance of the rebate which Purchaser qualified for based upon actual purchases for said year.

                                   EXHIBIT C

                             TERMINATION OF OPTION


     Reference is hereby made for all purposes to that certain Option Agreement dated as of February 25, 1994 (the "Option"), by and among Richard Davidovich ("Davidovich"), Chevron Chemical Company ("Chevron") and SP Acquisition Co. ("SPAC"). For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the condition that (a) the sale of the stock of SPAC as contemplated by that certain Stock Purchase Agreement dated as of October 30, 1996 (the "Agreement") by and among Benchmark Corporation of
      ----------
Delaware, Davidovich, James River Paper Company, Grupo Industrial Hermes, S.A. de C.V., and certain individuals and entities referred to in the Agreement as the "Rosenthal Group" has been consummated, and (b) Chevron shall have entered into a new contract of sale for the sale of styrene by Chevron to SPAC on terms and conditions acceptable to Chevron (such sale of stock and execution of a new contract of sale, collectively, the "Closing"), the parties hereto hereby agree that the Option is terminated and shall have no further force and effect effective as of the Closing. If the Closing has not occurred on or before December 31, 1996, this Termination of Option shall terminate and have no further force or effect, and the Option shall be reinstated in all respects.

     IN WITNESSETH WHEREOF, the parties have executed this Termination of Option effective as of December, 1996.
                       --------

                                             Chevron Chemical Company


                                             By: [SIGNATURE APPEARS HERE]
                                                --------------------------

                                             SP Acquisition Co.


                                             By: [SIGNATURE APPEARS HERE]
                                                --------------------------

                                              /s/ Richard Davidovich
                                             -----------------------------
                                             Richard Davidovich